SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 14, 2005

KIRKLAND’S, INC.

(Exact Name of Issuer as Specified in Charter)

Tennessee (State or Other Jurisdiction of Incorporation or Organization)	000-49885 (Commission File Number)	62-1287151 (I.R.S. Employer Identification Number)

805 North Parkway
Jackson, Tennessee 38305
(Address of Principal Executive Offices)

(731) 668-2444
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 Results of Operations and Financial Condition.

     On March 17, 2005, we issued a press release reporting sales and earnings results for the 13-week and 52-week periods ended January 29, 2005 (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

     We have reviewed certain aspects of our accounting for store leases in response to the recent attention given to this area within the retail industry. As a result of this review, on March 14, 2005 management advised our Audit Committee of the Board of Directors that it had made a determination, similar to recent determinations made by many other retail companies, that our current method of accounting for leases required adjustment.

     Management and our Audit Committee also discussed these issues with our independent registered public accounting firm. Our Audit Committee concurs with management’s determination that the prior accounting for these leases was in error and will require restatement of certain prior period financial statements. Accordingly, on March 14, 2005, we determined that our previously issued financial statements, including those for fiscal 2002 and 2003 contained in our Annual Report on Form 10-K for the fiscal year ended January 31, 2004 and for the quarters ended May 1, 2004, July 31, 2004 and October 30, 2004, contained in our Quarterly Reports on Form 10-Q for such fiscal quarters, should no longer be relied on.

     Historically, we have recognized the straight line rent expense for leases beginning on the earlier of the store opening date or the lease commencement date, which had the effect of excluding the construction period of our stores from the calculation of the period over which we expensed rent. After further evaluation of the accounting literature in this area, we determined we should include the construction period in our calculation of straight line rent in accordance with Financial Accounting Standards Board Technical Bulletin No. 85-3, “Accounting for Operating Leases with Scheduled Rent Increases” and will correct our straight line rent accrual and deferred rent credits accordingly.

     We anticipate filing the corrections to our financial statements in conjunction with the filing of our Annual Report on Form 10-K for the fiscal year ended January 29, 2005.

     On March 17, 2005, we announced via press release that we are revising our method of accounting for leases. The full text of the press release issued by us is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description
99.1	Press Release of Kirkland’s, Inc., dated March 17, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland’s, Inc.
	By:	/s/ Robert E. Alderson
Date: March 18, 2005		Robert E. Alderson
President and Chief Executive Officer